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                                  EXHIBIT 10.1
IMPERIAL THRIFT
      AND LOAN ASSOCIATION

                                 PROMISSORY NOTE
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Principal          Loan Date      Maturity         Loan No.       Call            Collateral     Account      Officer     Initials
$1,020,000.00      10-24-1996     11-01-2011                                                                  1306
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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
BORROWER:    TECHNICLONE INTERNATIONAL CORPORATION      LENDER:   IMPERIAL THRIFT AND LOAN ASSOCIATION
             14282 FRANKLIN AVENUE                                700 N. CENTRAL AVENUE, SUITE 100
             TUSTIN CA 92780                                      GLENDALE, CA  91203-1240

PRINCIPAL AMOUNT: $1,020,000.00                   DATE OF NOTE: OCTOBER 24, 1996

PROMISE TO PAY. Techniclone International Corporation, a California Corporation ("Borrower") promises to pay to IMPERIAL THRIFT AND LOAN ASSOCIATION ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Twenty Thousand & 00/100 Dollars ($1,020,000.00), together with interest on the unpaid principal balance from October 25,1996, until paid in full. The interest rate will not increase above 14.500%.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

                  1. Principal and interest payment of $12,618.02 on December 1, 1996, with interest calculated on the unpaid principal balances at an interest rate of 9.500% per annum; 59 consecutive monthly principal and interest payments of $10,733.85 each, beginning January 1, 1997, with interest calculated on the unpaid principal balances at an interest rate of 9.500% per annum; 119 consecutive monthly principal and interest payments in the initial amount of $10,906.84 each, beginning December 1, 2001, with interest calculated on the unpaid principal balances at an interest rate of 4.250 percentage points over the Index described below; and 1 principal and interest payment in the initial amount of $10,906.73 on November 1, 2011, with interest calculated on the unpaid principal balances at an interest rate of 4.250 percentage points over the Index described below. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the SIX MONTH LONDON INTERBANK OFFERED RATE (LIBOR) AS PUBLISHED IN THE WALL STREET JOURNAL ON THE 25TH DAY OF THE MONTH PRECEDING THE APPLICABLE CHANGE DATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each THREE MONTHS BEGINNING WITH THE DATE OF LOAN FUNDING BUT ONLY AFTER THE FIXED RATE PERIOD SPECIFIED IN THE PAYMENT SCHEDULE. The Index currently is 5.625% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payments" section. Notwithstanding any other provision of this Note, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 9.500% per annum or more than the lesser of 14.500% per annum or the maximum rate allowed by applicable law. Notwithstanding the above provisions, the maximum increase or decrease in the interest rate at any one time on this loan will not exceed 2.000 percentage points. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT PENALTY. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: 4% of the principal loan amount if any amount is prepaid in excess of the regular payment due hereunder, during the first 12 months of the loan (beginning with the date of loan funding); then 3% of the principal loan amount if any amount is prepaid in excess of the regular payment due hereunder, during the 13th through 24th months of the loan; then 2% of the principal loan amount if any amount is prepaid in excess of the regular payment due hereunder, during the 25th through 36th months of the loan; then 1% of the principal loan amount if any amount is prepaid in excess of the regular payment due hereunder, during the 37th through 48th months of the loan. There will be no prepayment penalty during the 49th through 180th months of the loan. If Borrower makes a partial payment, the Holder of this


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Note will credit It to the unpaid principal balance of the Note (provided interest is paid current), and Borrower will thereafter continue to make the regular payments due hereunder until this Note is paid in full. Regular payment is defined as the monthly or other payment due including principal, interest and impounds as well as the last installment of principal and interest at maturity. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 days or more late Borrower will be charged 10.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default it any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender or Borrower fails to comply with or to perform when due any other term obligation covenant or condition contained in this Note or any agreement related to this Note or in any other agreement or loan Borrower has with Lender, (c) any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent a receiver is appointed for any part of Borrower's property Borrower makes an assignment for the benefit of creditors or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws,
(e) any creditor tries to take any of Borrower s property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower accounts with Lender, (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note (g) A material adverse change occurs in Borrowers financial condition or Lender believes the prospect of payment or performance of the indebtedness is impaired. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months it may be cured (and no event of default will have occurred) if Borrower after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due without notice and then Borrower will pay that amount. Lender may hire or pay someone else to help collect his Note If Borrower does not pay Borrower will also pay Lender that amount. This includes subject to any limits under applicable law Lenders attorneys' fees and Lender's legal expenses whether or not there is a lawsuit including attorneys fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) appeals, and any anticipated post judgment collection services. Borrower also will pay any court costs in addition to all other sums provided by law. This NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IT THERE IS A LAWSUIT BORROWER AGREES UPON LENDER S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE WVM). THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrowers loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by in addition to any other collateral a Deed of Trust and an Assignment of All Rents dated October 24, 1996 to a trustee in favor of Lender on real property located in Orange County State of California. The agreement contains the following due on sale provision: Lender may at its option declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer without the Lender's prior written consent of all or any part of the Real Property or any interest in the Real Property. A sale or transfer means the conveyance of Real Properly or any right bile or interest therein; whether legal beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, tend contract, contract for deed leasehold interest with a term greater then three (3) year lease-option contract or by sale, assignment or transfer of any beneficial interest in or to any land trust holding lisle of the Real Property or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock partnership interests or limited liability company interests as the case may be of Trustor. However this option shall not be exercised by Lender it such exercise is prohibited by applicable lawn.

DATES AND PAYMENT AMOUNTS. ALL DATES AND PAYMENT AMOUNTS ARE ESTIMATES AND THEREFORE SUBJECT TO CHANGE.

VARIABLE RATE LIMITATIONS. THE INTEREST RATE WILL NOT INCREASE BY MORE THAN 2.00% IN A 12 MONTH PERIOD SAID PERIOD SHALL BE BASED ON THE ANNIVERSARY DATE OF THE LOAN BEGINNING WITH THE DATE OF LOAN FUNDING.

NON RECOURSE. Borrowers shalt not become personally liable for the payment of the Principal sum or any interest due on the Note and Lender agrees that in no event shall any monetary deficiency judgment for any such amounts be sought or secured against Borrower it being the intention of the parties that the only recourse of Lender for the satisfaction of such amounts shall be against (a) the property as defined in the Deed of Trust of even date executed by Borrower in favor of Lender (the "Deed of Trust") and including without limitation the real property being encumbered by said Deed of Trust and (b) any other collateral held by Lender as collateral security for the indebtedness evidenced by this Note or secured by the Deed of Trust. Notwithstanding the foregoing Borrower shall be fully liable to Lender for (i) all damages suffered by Lender on account of fraud or willful misrepresentation; (ii) the retention of any rental or other income arising with respect to the Property collected by Borrower after the occurrence of an Event of Default lo the full extent of the rental or other income retained and collected by Borrower thereafter; (iii) the net cost of any personal property or fixtures encumbered by the Deed of Trust which are removed or disposed of by Borrower and not replaced as required by the Deed of Trust;
(iv) the misapplication of any proceeds to the lull extent of such misapplied proceeds under any insurance policies or awards resulting from condemnation or the exercise of the power of eminent domain or by reason of damage loss or destruction of any portion of the Property if and to the extent such proceeds are required lo be paid or delivered to Lender and/or used for restoration of the Property in accordance with the terms of the Deed of Trust; (v) for ad valorem and personal property taxes assessments and all other liens and charges on the Property which may become due and payable and are not paid by Borrower prior to institution by Lender of foreclosure proceedings under the Deed of Trust; and (vi) for the Indemnification of Lender for any Loss or damage suffered by Lender as a result of any hazardous or toxic waste or waste products or hazardous substances on the Property.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs guarantees or endorses this Note to the extent allowed by law waive any applicable statute of limitations presentment demand for payment protest and notice of

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dishonor. Upon any change in the terms of this Note and unless otherwise expressly stated in writing no party who signs this Note whether as maker guarantor accommodation maker or endorser shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair fail to realize upon or perfect Lender s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the Consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Techniclone International Corporation, a California Corporation

By:  /s/ WILLIAM V. MODING
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        William V. Moding, Chief Financial Officer & Corporate Secretary


LENDER:

IMPERIAL THRIFT AND LOAN ASSOCIATION

By:      /s/
    -----------------------------------------------
       Authorized Officer


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